UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AptarGroup, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

This Amendment No. 1 (this “Amendment”) amends the definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 28, 2025 (the “2025 Proxy Statement”) regarding the 2025 Annual Meeting of Stockholders of AptarGroup, Inc. (“Aptar”) to be held May 7, 2025, including any adjournment or postponement thereof.

This Amendment is being filed solely to correct the chart on page 4 of the 2025 Proxy Statement, which incorrectly marked Stephan B. Tanda, Aptar’s President and CEO, as an independent member of Aptar’s Board of Directors. As correctly disclosed elsewhere in the 2025 Proxy Statement, Mr. Tanda is not independent in accordance with the listing standards of the New York Stock Exchange.

This Amendment should be read in conjunction with the 2025 Proxy Statement. Except as described in this Amendment, this Amendment does not modify, amend, supplement, or otherwise affect the 2025 Proxy Statement.

Our Nominees at a Glance

					Committees
Name and Primary or Former Occupation	Age	Director Since	Independent	Other Public Company Boards	Audit	Management Development and Compensation	Corporate Governance
GIOVANNA KAMPOURI MONNAS Advisor to family and venture capital firms	69	2010		-		C
ISABEL MAREY-SEMPER President of DOXANANO	57	2019		-			M
STEPHAN B. TANDA President & CEO, Aptar	59	2017		1
C = Committee Chair; M = Committee Member